Exhibit 99.1

Oragenics Announces Pricing of Public Offering

SARASOTA, Fla. – February 27, 2024 - Oragenics, Inc. (NYSE American: OGEN) (“Oragenics” or the “Company”), a company focused on developing unique, intranasal nanoparticle pharmaceuticals for the treatment of neurological disorders, today announced the pricing of an underwritten public offering of 1,400,000 shares of its common stock at a public offering price of $1.50 per share, for gross proceeds of $2.1 million, before deducting underwriting discounts and offering expenses payable by the Company. In addition, the Company has granted the underwriters a 45-day option to purchase up to an additional 210,000 shares of its common stock at the public offering price, less discounts, to cover over-allotments, if any. The offering is expected to close on March 1, 2024, subject to satisfaction of customary closing conditions.

The Company intends to use the net proceeds from the offering to fund the continued development of ONP-002, which is a unique neurosteroid drug compound intended to treat mild traumatic brain injuries also known as concussions, and for general corporate purposes and working capital.

ThinkEquity and Laidlaw & Company (UK) Ltd. are acting as joint book-running managers for the offering.

The securities are being offered and sold pursuant to a shelf registration statement on Form S-3 (File No. 333-269225), including a base prospectus, filed with the Securities and Exchange Commission (the “SEC”) on January 13, 2023 and declared effective on January 25, 2023. The offering is being made only by means of a written prospectus. A final prospectus supplement and accompanying base prospectus describing the terms of the offering will be filed with the SEC and available on its website at www.sec.gov. Copies of the final prospectus supplement and the accompanying base prospectus relating to the offering may also be obtained, when available, from the offices of ThinkEquity, 17 State Street, 41st Floor, New York, New York 10004.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Oragenics

Oragenics is a development-stage biotechnology company focused on nasal delivery of pharmaceutical medications in neurology and fighting infectious diseases, including drug candidates for treating mild traumatic brain injury (mTBI), also known as concussion, and for treating Niemann Pick Disease Type C (NPC), as well as proprietary powder formulation and an intranasal delivery device. For more information, please visit www.oragenics.com.

Forward Looking Statements

This press release contains “forward-looking statements” that are subject to substantial risks and uncertainties. All statements, other than statements of historical fact, contained in this press release are forward-looking statements. Forward-looking statements contained in this press release may be identified by the use of words such as “anticipate,” “believe,” “contemplate,” “could,” “estimate,” “expect,” “intend,” “seek,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “target,” “aim,” “should,” “will” “would,” or the negative of these words or other similar expressions, although not all forward-looking statements contain these words. Forward-looking statements are based on the Company’s current expectations and are subject to inherent uncertainties, risks and assumptions that are difficult to predict. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate. These and other risks and uncertainties are described more fully in the Company’s public filings and in the documents incorporated or deemed to be incorporated by reference therein. Forward-looking statements contained in this announcement are made as of this date, and the Company undertakes no duty to update such information except as required under applicable law.

Oragenics, Inc.

Janet Huffman, Chief Financial Officer

813-286-7900

jhuffman@oragenics.com